EXHIBIT 3.105(b)
AMENDED AND RESTATED
REGULATIONS
OF
WHASA, L.C.
     These Regulations of WHASA, L.C. (“Regulations”) dated effective as of April 30, 1995 are (a) adopted by the Managers (as defined below) and (b) executed and agreed to, for good and valuable consideration, by the Members (as defined below).
ARTICLE I
DEFINITIONS
     1.01 DEFINITIONS. As used in these Regulations, the following terms have the following meanings:
     A. “Act” means the Texas Limited Liability Company Act and any successor statute, as amended from time to time.
     B. “Adjusted Capital Account Deficit” means, with respect to a Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after crediting to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5).
     C. “Articles” means the Articles of Organization filed with the Secretary of State of Texas by which WHASA, L.C. was organized as a Texas limited liability company under and pursuant to the Act.
     D. “Bankrupt Member” means (except to the extent a Required Interest consents otherwise) any Member (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member’s or of all or any substantial part of the Member’s properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without the Member’s consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member’s properties has been appointed and 90 days have expired without the appointment’s having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.
     E. “Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Texas are closed.
     F. “Capital Account” for each Member shall have the meaning described in Section 4.06 hereof.
     G. “Capital Contribution” means any contribution by a Member to the capital of the Company under Section 4.01 hereof or any other capital contribution specifically designated as such by resolution of the board of Managers of the Company.
Regulations of WHASA, L.C.

     H. “Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.
     I. “Columbia Option” means that certain option granted to West Houston Surgicare, Inc. to purchase a fifty-one percent (51%) partnership interest in WHASA, L.P. after one (1) year from the completion of the construction of as addition to and renovation of the Surgery Center, as described in the Memorandum.
     J. “Commitment” means, Subject in each case to adjustments on account of Dispositions of Membership Interests permitted by these Regulations, (a) in the case of a Member executing these Regulations as of the date of these Regulations or a Person acquiring that Membership Interest, the amount specified for that Member as its Commitment, and (b) in the case of a Membership Interest issued pursuant to these Regulations, the Commitment established pursuant thereto.
     K. “Company” means WHASA, L. C., a Texas Limited Liability Company.
     L. “Default Event” means the occurrence of any the following with respect to a holder of Unit(s): (i) breach of any material provision of this Agreement, (ii) conviction of a felony or any crime involving moral turpitude, or (iii) involuntary loss, revocation or denial of “staff privileges” at the Surgery Center.
     M. “Default Interest Rate” means a rate per annum equal to the lesser of (a) Three percent (3%) plus the General Interest Rate, and (b) the maximum rate permitted by applicable law.
     N. “Delinquent Member” means a Member who does not contribute by the time required all or any portion of a Capital Contribution that Member is required to make as provided in these Regulations.
     O. “Dispose”, “Disposing”, or “Disposition” means any sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.
     P. “EBIDAT” means earnings before interest, depreciation and taxes, all as determined and calculated under generally accepted accounting principles consistently applied.
     Q. “Fiscal Year” means (i) the period commencing on the effective date of this Agreement and ending on December 31, (ii) any subsequent tweve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Profits, Losses, and other items of the Company income, gain, loss or deduction pursuant to Article V hereof.
     R. “General Interest Rate” means a rate per annum equal to the lesser of (a) the Wall Street Journal prime rate as quoted in the money rates section of the Wall Street Journal which is also the base rate on corporate loans at large United States money center commercial banks (the “Prime Rate”), from time to time as its prime commercial or similar reference interest rate, with adjustments in that varying rate to be made on the same date as any change in that rate, or (b) the maximum rate permitted by applicable law.
     S. “WHASA, L.P.” means Houston Ambulatory Surgical Associates, L.P., a Texas limited partnership.
     S-1. “Original Members” means, collectively, Bernard Feldman, M.D. and Ron Rance, M.D.
     T. “IRS” means the Internal Revenue Service.
     U. “Lending Member” means those Members, whether one or more, who advance the portion of the Delinquent Member’s Capital Contribution that is in default.
Regulations of WHASA, L.C.

     V. “Manager” means any Person named in the Articles as an initial manager of the Company and any Person hereafter elected as a manager of the Company as provided in these Regulations, but does not include any Person who has ceased to be a manager of the Company.
     W. “Member” means any Person executing these Regulations as of the date of these Regulations as a member or hereafter admitted to the Company as a member as provided in these Regulations, including those Persons listed form time to time on Exhibit “A” attached hereto who have executed an Addendum Agreement in the form of Exhibit “B” attached hereto, but does not include any Person who has ceased to be a member in the Company.
     X. “Member-Manager” or “Member-Managers” means each and all, respectively, Members who are also Managers of the Company at the time in question.
     Y. “Membership Interest” means the aggregate interest of a Member in the Company represented by the total of all Shares of Membership Interest held by such Member, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to consent, vote or approve as set forth in these Regulations.
     Z. “Memorandum” means that certain Confidential Private Offering Memorandum dated April 7, 1995, relating to HASA, L.P. and the Company.
     AA. “Nonrecourse Deductions” shall have the meaning assigned to it in Treasury Regulation Section 1.704-2(b), and any successor regulation.
     BB. “Partnership Minimum Gain” shall have the meaning assigned to it in Treasury Regulation Section 1.704-2(d), and any successor regulation.
     CC. “Partner Nonrecourse Debt Minimum Gain” shall have the meaning assigned to it in Treasury Regulation Section 1.704-2(i)(2), and any successor regulation.
     DD. “Partner Nonrecourse Deductions” shall have the meaning assigned to it in Treasury Regulation Section 1.704-2(i), and any successor regulations.
     EE. “Person” includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity (as defined in article 1.02(A)(4) of the Act),
     FF. “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.
     GG. “Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income), subject to the following adjustments:
  (i) Income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be added to such taxable income or loss;
  (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to
Regulations of WHASA, L.C.

this definition, shall be subtracted from such taxable income or loss; and
(iii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 5.04.E.3 and 5.04.E.4 hereof shall not be taken into account in computing Profits or Losses.
The term “Profits” being applicable to the net result for years in which the Company has net taxable income and the term “Losses” being applicable to the net result for years in which the Company has a net taxable loss.
     HH. “Regulations” has the meaning given that term in the introductory paragraph.
     II. “Required Interest” means the vote of one or more Members having among them more than two-thirds (2/3rds) of the Sharing Ratios of all Members.
     JJ. “Share of Membership Interest” and “Shares of Membership Interest” means each share (or the aggregate thereof, as applicable) of Membership Interest issued by the board of Managers to a Member pursuant to these Regulations, whether now or hereafter, but does not include any interest held by a Person who has ceased to be a Member in the Company or who has not been admitted as a Member as provided herein.
     KK. “Sharing Ratio” with respect to any Member means a Fraction (expressed as a percentage), the numerator of which is the aggregate number of Shares of Membership Interest owned by such Member and the denominator of which is the total number of all then issued and outstanding Shares of Membership Interest.
     LL. “Surgery Center” means the ambulatory surgical facility owned and operated by West Houston Ambulatory Surgical Associates, L.P., a Texas limited partnership, at 970 Campbell Road, Houston, Harris County, Texas.
     MM. “TBCA” means the Texas Business Corporation Act any successor statute, as amended from time to time.
     NN. “Unit” and “Units” means each certain non-detachable Unit (or the aggregate thereof, as applicable) offered in connection with and described in the Memorandum, each such Unit being comprised of one (1) Share of Membership Interest in the Company and one (1) limited partnership interest in HASA, L.P.
     OO. “WHASA GP Interest” shall have the meaning given to it in Section 3.19 hereof.
     PP. “WHASA, L.P.” means West Houston Ambulatory Surgical Associates, L.P., a Texas limited partnership.
Other terms defined herein have the meanings so given them.
     1.02. CONSTRUCTION. Whenever the context requires, the gender of all words used in these Regulations includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of these Regulations, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes.
ARTICLE II
ORGANIZATION
     2.01 FORMATION. The Company has been organized as a Texas limited Liability company by the filing of Articles under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Texas.
Regulations of WHASA, L.C.

     2.02 NAME. The name of the Company is WHASA, L.C. and all Company business must be conducted in that name or such other names that comply with applicable law as the Managers may select from time to time.
     2.03 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Texas shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Texas shall be the initial registered agent named in the Articles or such other Person or Persons as the Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Managers may designate from time to time, which need not be in the State of Texas, and the Company shall maintain records there as required by article 2.22 of the Act and shall keep the street address of such principal office at the registered office of the Company in the State of Texas. The Company may have such other offices as the Managers may designate from time to time.
     2.04 PURPOSES. The purposes of the Company are those set forth in the Articles.
     2.05 FOREIGN QUALIFICATION. Prior to the Company’s conducting business in any jurisdiction other than Texas, the Managers, or Members if there are no Managers or the management of the Company is reserved to the Members, shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managers or Members, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Managers or Members, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with these Regulations that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.
     2.06 TERM. The Company commenced on the date the Secretary of State of Texas issued a certificate of organization for the Company and shall continue in existence for the period fixed in the Articles for the duration of the Company, or such earlier time as these Regulations may specify.
     2.07 MERGERS AND EXCHANGES. The Company may be a party to (a) a merger, or (b) an exchange or acquisition of the type described in article 5.02 of the TBCA, subject to the requirements of these Regulations.
     2.08 NO STATE-LAW PARTNERSHIP. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager be a partner or joint venture of any other Member or Manager, for any purposes other than federal and state tax purposes, and these Regulations may not be construed to suggest otherwise.
ARTICLE III
MEMBERS
     3.01 ADMISSION OF MEMBERS.
     A. (1) The initial members of the Company are the Original Members, each of which was admitted to the Company as an Original Member effective contemporaneous with the formation of the Company and the execution by such Original Members of the Initial Regulations. The name, address, and number of Units acquired by the Original Members are as follows:
Regulations of WHASA, L.C.

Name and Address	Units
Ron Rance, M.D.	0.10
427 West 20th, Suite 503
Houston, Texas 77008

Bernard Feldman, M.D	0.10
1740 West 27th Street, Suite 215
Houston, Texas 77008
The Original Members have each made a Capital Contribution of $100 with respect to his fractional Unit described in this Section. The Original Members’ interests in the fractional Unit originally issued to them shall be treated as redeemed by the Company for $100 immediately after the admission of new Members upon the closing of the Offering contemplated by the Memorandum. Thereafter, the Original Members shall have no interest in the Company as an Original Member; provided, however, that the Original Members may become Members of the Company pursuant to admission under Paragraph (2) of these Section 3.01(A). The Original Members, in their capacity as such, Shall not be required to make any other Capital Contributions to the Company.
          (2) The name, address and number of Units acquired by each Member (other than the Original Members) shall be set forth on Exhibit A attached hereto, which Exhibit A shall be amended by the a Managers from time to time. Each Person acquires any of the Units offered pursuant to the Offering described in the Memorandum shall be admitted as a Member upon the acceptance of his subscription by the Company. Each such Person shall make Capital Contributions of $160 per Share of Membership Interest with respect to each Unit acquired pursuant to the Offering described in the Memorandum.
     B. Except as provided in Section 3.01(A). after the formation of this Company, a person becomes a new member:
          (1) in the case of a person acquiring a membership interest directly from this Company, on compliance with the provisions of these Regulations governing admission of new members or, if these Regulations contain no relevant admission provisions, on the written consent of all members; and
          (2) in the case of an assignee of a membership interest as provided by the Act.
     C. Only individuals and entities owned and controlled entirely by individuals who meet the following criteria shall be entitled to be owners or holders of shares of Membership Interest:

(1)	(a)	are credentialed physicians (or an entity controlled entirely by credentialed physician (s)) licensed to practice medicine in the State of Texas,

	(b)	are residents of the State of Texas,

	(c)	maintain a surgical practice primarily in Harris County, Texas,

	(d)	are reasonably able to refer patients and perform surgery on such patients at the Surgery Center, and

	(e)	will have, or qualify immediately upon ownership thereof for, and maintain during their ownership of Units “staff privileges” at the Surgery Center; and
          (2) either:
(a)	are natural persons whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $ 1,000,000.00; or

(b)	are natural person with an individual income in excess of $200,000.00 in each
Regulations of WHASA, L.C.

of the two (2) most recent years or joint income with that person’s spouse in excess of $300,000,00 in each of those years, and who has a reasonable expectation of involving the same income level in the current year; or
(c)	are an entity in which all of the equity owners satisfy either clause (a) or (b) of this part (2) of this paragraph 3.01(C); and
(3)	own or concurrently acquire corresponding units of limited partnership interest in HASA, L.P.
     D. The Company shall be prohibited from issuing, redeeming or transferring (or permitting any such actions) any Shares of Membership Interest in any manner other than as a component part of the Units or as non-detachable units identical in all respects to the Units.
     3.02 REPRESENTATIONS AND WARRANTIES. Each Member hereby represents and warrants to the Company and each other Member that (a) if that Member is a corporation, it is duly organized, validly existing and in good standing under the law of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein); (b) if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the law of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein); (c) if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the law of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b), or (c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee, or other member thereof, (d) that Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to these Regulations and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of these Regulations by that Member have been duly taken; (e) that Member has duly executed and delivered these Regulations; and (f) that Member’s authorization, execution, delivery, and performance of these Regulations do not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.
     3.03 RESTRICTIONS ON THE DISPOSITION OF AN INTEREST.
     A. Except as specified in this Section 3.03, no Disposition of any Membership Interest in the Company may be effected without the written consent of a Majority in Interest of the Members of the Company (which consent may be withheld in their sole discretion).
          It is the intent of these Regulations that the federal tax status of this Company be the same as for a partnership, and except as allowed by the Code and any corresponding rules and regulations, it is intended that this Company shall not allow free transferability of Membership Interests in the Company, and to the extent possible, these Regulations shall be read and interpreted to prohibit the free transferability of the Membership Interest of any Member. Additionally, no Disposition of any Membership Interest or admission, when added to the total of all other Dispositions or admissions within the immediately preceding 12-month period, shall be permitted under these Regulations if such Disposition or admission would result in a termination of the Company for tax purposes within the meaning of the Code. Any attempted Disposition by a Person of an interest or right, or any part thereof, in or in respect of Company other than in accordance with this section shall be; and is hereby declared, null and void ab initio.
          An assignee who becomes a Member has, to the extent assigned, the Sharing Ratio and the
Regulations of WHASA, L.C.

Commitment so transferred to such Person and the rights and powers of such transferor as a Member, subject to the restrictions and liabilities of a Member under these Regulations; provided, however, that until such person is admitted as a Member, such transferee’s status shall be that of an “assignee” under the Act. Unless otherwise provided by these Regulations, an assignee who becomes a Member also is liable for the obligations of the assignor to make contributions but is not obligated for liabilities unknown to the assignee at the time the assignee became a Member and which could not be ascertained from these Regulations. Whether or not an assignee of a Membership Interest becomes a Member, the assignor is not released from the assignor’s liability to this Company.
     B. Subject to the other provisions of this Section 3.03, (i) a Person to whom an interest in the Company is transferred does not have the right to be admitted to the Company as a Member, unless (A) the Member making such transfer grants the transferee the right to be so admitted, (B) such transfer is consented to in accordance with this Section 3.03, and (C) the transferee meets all qualifications of Section 3.01(C) hereof; and (ii) the Company or a Lending Member (with the permission of the Company, which may be withheld in its sole discretion) may grant the purchaser of a Delinquent Member’s interest in the Company at a foreclosure of the security interest therein granted pursuant to these Regulations the right to be admitted to the Company as a Member with such Sharing Ratio and such Commitment (no greater than the Sharing Ratio and the Commitment of the Member effecting such Disposition prior thereto) as they may agree.
     C. The Company may not recognize for any purpose any purported Disposition of all or part of a Membership Interest unless and until (1) the other applicable provisions of this Section 3.03 have been satisfied, (2) the Managers have received, on behalf of the Company, a document (i) executed by both the Member effecting the Disposition (or if the transfer is on account of the death, incapacity, or liquidation of the transferor, its representative) and the Person to which the Membership Interest or part thereof is Disposed, (ii) including the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by these Regulations in respect of the Membership Interest or part thereof being obtained, (iii) setting forth the Sharing Ratios and the Commitments after the Disposition of the Member effecting the Disposition and the Person to which the Membership Interest or part thereof is Disposed (which together must total the Sharing Ratio and the Commitment of the Member effecting the Disposition before the Disposition), and (iv) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including securities laws) and, if the Person to which the Membership Interest or part thereof is Disposed is to be admitted to the Company, its representation and warranty that the representations and warranties in these Regulations are true and correct with respect to that Person, (3) the proposed transferee submits to the Company a sworn affidavit that the transferee meets the requirements of Section 3.01(C) as of the date of the proposed transfer, including without limitation that it has or concurrently with transfer of the subject Shares of Membership Interest will acquire the corresponding units of limited partnership interests in HASA, L.P. which are attached to the subject Units, and that all rights and options under Section 3.28 hereof have been waived, expired or exercised. Such Person shall also execute and deliver to the Company a Member Addendum Agreement in the form attached hereto as Exhibit B. Each Disposition and, if applicable, admission complying with the provisions of this section is effective as of the first day of the calendar month immediately succeeding the month in which the Managers receive the notification of Disposition and the other requirements of this section have been met.
     D. For the right of a Member to Dispose of a Membership Interest or any part thereof or of any Person to be admitted to the Company in connection therewith to exist or be exercised, (i) either (A) the Membership Interest or part thereof subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company must receive a favorable opinion of the Company’s legal counsel or of other legal counsel acceptable to the Managers to the effect that the Disposition or admission is exempt from registration under those laws and (ii) the Company must receive a favorable opinion of the Company’s legal counsel or of other legal counsel acceptable to the Managers to the effect that the Disposition or admission, when added to the total of all other sales, assignments, or other Dispositions within the preceding 12 months, would not result in the Company’s being considered to have terminated within the meaning of the Code.
Regulations of WHASA, L.C.

     E. The Member effecting a Disposition and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred above) on or before the tenth day after the receipt by that Person of the Company’s invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Interest Rate.
     3.04 ADDITIONAL MEMBERS.
     A. Additional Persons meeting the qualifications of Section 3.01(C) may be admitted to the Company as Members and Shares of Membership Interest may be created and issued to such additional Persons and to existing Members with the vote or consent of Members owning a majority of the Units of Membership Interests of the Company, on such terms and conditions as the Managers may determine at the time of admission. The terms of admission or issuance must specify the Sharing Ratios and the Commitments applicable thereto and may provide for the creation of different classes or groups of Members and having different rights, powers, and duties. The approving Members shall reflect the creation of any new class or group in an amendment to these Regulations indicating the different rights, powers, and duties; and such an amendment need be executed only by the approving Members. Any such admission also must comply with the requirements described elsewhere in these Regulations and is effective only after the new Member has executed and delivered to the Managers a Member Addendum Agreement in the form attached to these Regulations as Exhibit B. The provisions of this section shall not apply to Dispositions of Membership Interests.
     B. Notwithstanding the provisions of paragraph 3.04(B) hereof, within a period of twenty-four (24) months after closing under the Memorandum, the board of Managers is authorized, without any vote or consent of the Members, to issue up to forty-five(45) additional Shares of Membership Interest (each share being part of a “unit” identical to the Units described in the Memorandum)for a per share consideration to be determined from time to time by the Managers (in their sole discretion) to and admit as Members Persons qualifying under Section 3.01(C) hereof who purchase such Shares of Membership Interest.
     3.05 INTERESTS IN A MEMBER. A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of such that after the Disposition: (a) the Company would be considered to have terminated within the meaning of section 708 of the Code, or(b) without the consent of the Managers and the holders of a Required Interest of the Shares of Membership Interest then issued and outstanding, that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company. On any breach of the provisions of clause (b) of the immediately preceding sentence, the Company shall have the option to buy, and on exercise of that option the breaching Member shall sell, the breaching Member’s Membership Interest all in accordance with Article XI as if the breaching Member were a Bankrupt Member.
     3.06 INFORMATION.
     A. In addition to the other rights specifically set forth in these Regulations, each Member is entitled to all information to which that Member is entitled to have access pursuant to article 2.22 of the Act under the circumstances and subject to the conditions therein stated. The Members agree, however, that the Managers from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties, and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or assignees or representatives thereof to examine or copy that information.
     B. The Members acknowledge that from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with which it does business. Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that
Regulations of WHASA, L.C.

information is provided in writing, that is to marked) and may not disclose it to any Person other than another Member or a Manager, except for disclosures (i) compelled by law (but the Member must notify the Managers promptly of any request for that information, before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons to which that Member’s Membership Interest may be Disposed as permitted by these Regulations, but only if the recipients have agreed to be bound by the provisions of this section or (iii) of information that Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this section may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this section may be enforced by specific performance.
     3.07 LIABILITIES TO THIRD PARTIES. Except as otherwise expressly agreed in writing no Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.
     3.08 WITHDRAWAL. A Member does not have the right or power to withdraw from the Company as a member.
     3.09 LACK OF AUTHORITY. No Member (other than a Manager or an officer) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.
     3.10 CLASSES AND VOTING. Unless the Articles state to the contrary or these Regulations provide that two or more classes or groups of one or more members is established, there shall be one class of members. The Articles or any amendments thereof or by a Required Interest of the Members of this Company at a duly authorized annual or special meeting may elect to establish two or more classes or groups of one or more Members. In the event of the establishment of two or more classes or groups of one or more Members, then the following provisions shall apply:
          A. The rights, powers, or duties of a class or group may be senior to those of one or more existing classes or groups of members.
          B. If two or more classes or groups of one or more Members are established, then each class or group of Members, as far as waiver of notices, action by consent without a meeting, establishment of a record date, quorum requirements, voting in person or by proxy, or any other matter relating to the exercise of the right to vote, shall be governed by the same provisions of these Regulations as pertain to one class or group of members.
          C. Prompt notice of the taking of an action under these Regulations that require less than unanimous written consent of the Members and that may be taken without a meeting shall be given to the Members who have not consented in writing to the taking of the action.
          D. For the purposes of this section, the taking of an action includes amending these Regulations or creating, under provisions of these Regulations, a class of membership interests that was not previously outstanding.
     3.11 PLACE AND MANNER OF MEETING. All meetings of the Members shall be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Members may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
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     3.12 CONDUCT OF MEETINGS. All meetings of the Members shall be presided over by the Chairman of the meeting, who shall be a Manager (or representative thereof) designated by a Required Interest. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting including such regulation of the manner of voting and the conduct of discussion as seem to him in order.
     3.13 ANNUAL MEETING. The annual meeting of the Members for the election of Managers and for the transaction of all other business which may come before the meeting shall be held on the last Monday of February in each year (if not a legal holiday and, if a legal holiday, then on the next business day following) at the hour specified in the notice of the meeting. If the annual meeting is not held on the date above specified, or if the election of managers shall not be held on that date, the Managers shall cause a special meeting of the Members in lieu thereof to be held as soon thereafter as convenient, and any business transacted or election held at that meeting shall be as valid as if held at the annual meeting. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Company.
     3.14 VOTING LISTS. The manager, officer, or agent having charge of the records reflecting the membership interest of each member of each class, if more than one class, shall make, at least ten (10) days before each meeting of Members, a complete list of the Members, entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and percentage of membership interest of each member of each class, if more than one class, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting. The original records reflecting the membership interest of each member of each class, if more than one class, shall be prima-facie evidence as to who are the Members entitled to examine such list or records or to vote at any meeting of Members.
          Failure to comply with the requirements of this Article shall not affect the validity of any action taken at such meeting.
     3.15 SPECIAL MEETINGS. Special meetings of the Members may be called at any time by the President or the Managers, or if there are no Managers or if the management of the Company is reserved to the Members, then by the holders of at least ten percent (10%) of the membership interest entitled to be voted at such meeting. Special meetings of Members may also be called by the Secretary upon the written request of the holders of at least ten percent (10%) of the membership interest entitled to be voted at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.
     3.16 NOTICE. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting either personality or by mail, by or at the direction of the president, the secretary or the officer or person calling the meeting, to each Member entitled to vote at the meeting, provided that such notice may be waived as provided in these Regulations. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at his address as it appears on the records of the Company, with postage thereon prepaid. Any notice required to be given to any Member hereunder or under the Articles of Organization need not be given to the Member if (A) notice of two consecutive annual meetings of the Company and all notices of meetings held during the period between those annual meetings, if any, or (B) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period have been mailed to that person, addressed at his address as shown on the records of the Company, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given.
     3.17 QUORUM OF MEMBERS. Unless otherwise provided in the Articles, the holders of a majority
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of the membership interest entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Members, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the membership interest entitled to vote for each class, if more than one class, and thus represented at such meeting. The vote of the holders of a majority of the membership interest entitled to vote for each class, if more than one class, and thus represented at a meeting at which a quorum is present shall be the act of the Members’ meeting unless the vote of a greater number is required by law, the Articles or these Regulations.
     3.18 MAJORITY VOTE; WITHDRAWAL OF QUORUM. With respect to any matter when a quorum is present at any meeting, the vote of the holders of a majority of the Membership Interest, present in person or represented by proxy, having voting power with respect to that matter, shall decide such matter brought before such meeting unless the matter is one upon which, by express provision of the Articles or these Regulations, or by an express provision of the statutes which is applicable to such vote unless overridden by the Articles, a different vote is required, in which case such express provision shall govern and control the decision of such matter. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.
     3.19 VOTING OF MEMBERSHIP INTEREST. Except to the extent that the voting rights of the Shares of Membership Interest of any class or classes are limited or denied by the Articles, by these Regulations or by law, each outstanding Shares of Membership Interest, regardless of class, shall be entitled to one vote or a fraction of one vote per Share of Membership interest or fraction of Share of Membership Interest, respectively, owned by the Member on each matter submitted to a vote at a meeting of Members.
          Shares of Membership Interest owned by another limited liability company or corporation, the majority of the membership interest or voting stock of which is owned or controlled by this Company, and Shares of Membership Interest held by this Company in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total membership interest at any given time.
          A Member may vote either in person or by proxy executed in writing by the Member or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.
          At each election for Managers every Member entitled to vote at such election shall have the right to vote, in person or by proxy, the Unit(s) of Membership Interest owned by him for as many persons as there are Managers to be elected and for whose election he has a right to vote.
          The Members hereby agree that they will cast their votes (or grant their consents, as the case may be) at each election of Managers in favor of the designees of each one of the five (5) geographic subdivisions or classifications of the Members determined by the board of Managers from time to time. For these purposes (only), each of the five (5) geographic classifications of Members shall be treated as a voting block or group. Each such geographic group shall select from among them one Member or qualified designee of a Member (pursuant to the last sentence of Section 6.04 hereof) as the Manager nominee of such geographic group for such election of Managers. The collective group of five (5) nominees shall then be appointed by vote, in accordance with the voting agreement contained in this paragraph, as the Managers of the Company until replacement managers are duly qualified and appointed to replace them at the next election of managers. This voting agreement shall be deemed coupled with an interest, is affirmative in nature, may be enforced by action for specific performance, and shall run with each of the Shares of Membership Interest in the Company. This voting agreement shall be renewed by the Members from time to time as necessary to comply with all requirements, if any, of applicable law to maintain its validity and enforceability.
     The Members hereby expressly agree that in the event of an exercise of the Columbia Option by Surgicare, no Member consent to the transfer of the Company’s interest as General Partner of WHASA, L.P. (the “WHASA GP Interest”) in connection therewith shall be required. Each Member hereby expressly waives any right to consent
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or dissent to the transfer of the WHASA GP Interest and as the general partner of WHASA, L.P. on exercise of the Columbia Option, which consent is hereby expressly given by each Member executing these Regulations.
     3.20 CLOSING RECORD BOOKS AND FIXING RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to distribution or in order to make a determination of Members for any other proper purpose, the Managers may provide that the record books shall be closed for a stated period not exceeding sixty (60) days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the record books, these Regulations or in the absence of an applicable Regulation, the Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than sixty (60) days and in the case of a meeting of Members, not less than ten (10) days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, or Members entitled to receive distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Managers declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.
     3.21 FIXING RECORD DATES FOR CONSENTS TO ACTION. Unless a record date shall have previously been fixed or determined herein, whenever action by Members is proposed to be taken by consent in writing without a meeting of Members, if provided for by the Articles, the Managers may fix a record date for purposes of determining Members entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Managers. If no record date has been fixed by the Managers and the prior action of the Managers is not required by the Act, the record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business, or a manager or agent of the Company having custody of the books in which proceedings of meetings of Members are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company’s principal place of business shall be addressed to the president or the manager or member in charge of the membership records for the Company. If no record date has been fixed by the Managers and prior action of the Managers is required by the statute, the record date for determining Members entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Managers adopts a resolution taking such prior action.
     3.22 ACTION WITHOUT MEETING. Any action required by the Act to be taken at a meeting of the Members, or any action which may be taken at a meeting of the Members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the membership interest for each class, if more than one class, entitled to vote with respect to the action that is the subject matter of the consent, and such consent shall have the same force and effect as a unanimous vote of the Members. If the Articles of the Company so provide, any action required by the Act to be taken at any annual or special meeting of Members, or any action which may be taken at any annual or special meeting of Members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of membership interest of each class, if more than one class, having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all membership interest of each class, if more than one class, entitled to vote on the action were present and voted. Every written consent pursuant to this section shall be signed, dated and delivered in the manner required by, and shall become effective at the time and remain effective for the period specified by, the Act. A telegram, telex, cablegram, or similar transmission by a Member, or a photographic, photostatic, facsimile, or similar
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reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this section. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given to those Members who did not consent in writing to the action.
          For purposes of this section, the taking of an action includes amending these Regulations or creating, under provisions of these Regulations, a class, of membership interest that was not previously outstanding.
     3.23 ASSIGNMENT OF MEMBERSHIP INTEREST.
     A. Unless otherwise provided by these Regulations (including without limitation the provisions of Section 3.03 hereof):
          (1) a membership interest is assignable in whole or in part;
          (2) an assignment of a membership interest does not entitle the assignee to become, or to exercise rights or powers of, a member,
          (3) an assignment entities the assignee to receive distributions, to which the assignor was entitled, to the extent those items are assigned; and
          (4) until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned.
     B. These Regulations provide that a Member’s membership interest may be evidenced by a certificate of membership interest issued by this Company, provide for the assignment or transfer of membership interests represented by a certificate, and make other provisions with respect to the certificate.
     3.24 DISTRIBUTION ON WITHDRAWAL. [This section intentionally deleted]
     3.25 DISTRIBUTION IN KIND. Except as provided by the Articles or these Regulations, a Member, regardless of the nature of the Member’s contribution, may not demand or receive a distribution from this Company in any form other than cash.
     3.26 RIGHT TO DISTRIBUTION. Subject to the Act, at the time that a Member becomes entitled to receive a distribution, with respect to a distribution, that Member has the status of and is entitled to all remedies available to a creditor of the Company.
     3.27 LIMITATION ON DISTRIBUTION.
     A. This Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of this Company, other than liabilities, to Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of this Company, exceed the fair value of this Company assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in this Company’s assets only to the extent that the fair value of that property exceeds mat liability.
     B. A Member who receives a distribution that is not permitted under these Regulations has no liability under the Act to return the distribution unless the Member knew that the distribution violated the prohibition of the Act. This does not affect any obligation of the Members under these Regulations or other applicable law to return the distribution.
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     3.28 ADDITIONAL RESTRICTIONS AND OPTIONS/OBLIGATIONS TO PURCHASE MEMBERSHIP INTERESTS.
* See amendment for additional restriction/obligations
     3.29 NONCOMPETITION COVENANTS. By execution hereof, each of the Members agrees that for so long as they own any interest in the Company and for one year after they disposes of all such interests, unless approved by the Managers (which approval shall be subject to the consent of Surgicare), such person or entity shall not own or acquire any direct or indirect ownership or financial interest (including without limitation interests held by immediate family members or trusts for the benefit of immediate family members) in any ambulatory surgical facility, hospital or any other entity or facility that owns or operates an ambulatory surgical facility (including an operating room or rooms in doctors offices where surgical procedures customarily performed in hospitals or outpatient surgical centers are performed or for which a facility fee is charged) within a six (6) mile radius of the Surgery Center. Surgicare is a third party beneficiary of each such noncompetition covenant.
ARTICLE IV
CAPITAL CONTRIBUTIONS
     4.02 INITIAL CONTRIBUTIONS. Contemporaneously with the closing of the Offering contemplated by the Memorandum, each Member shall make the Capital Contributions described in the Memorandum with respect to its Shares of Membership Interest. Immediately after the closing of the Offering described in the Memorandum, the initial Capital Contributions of the Original Members described in Section 3.01(A) shall be returned to them in accordance with the provisions of that Section.
     4.2 SUBSEQUENT CONTRIBUTIONS. Upon making the initial Capital Contributions described in the Memorandum, such Members shall not have any other or further obligation to contribute to the capital of the Company. Additional Persons admitted as Members under Section 3.04 shall have only the obligations for Capital Contributions required and determined by the Managers for their respective Shares of Membership Interest, issued in connection with issuance of Units as required by Section 3.01(D). In no event shall a Member be required to make Capital Contributions in excess of the original Commitment of the Member acquiring such Shares from the Company.
     4.3 [Intentionally Deleted].
     4.4 RETURN OF CONTRIBUTIONS. Except as otherwise authorized by the Managers and described in the minutes of a Manager’s meeting or consent to the contrary, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member.
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A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.
     4.05 ADVANCES BY MEMBERS. If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so with the Managers’ consent may advance all or part of the needed funds to or on behalf of the Company. An advance described in this section constitutes a loan from the Member to Company, bears interest at the General Interest Rate from the date of the advance until the date of payment, and is not a Capital Contribution.
     4.06 CAPITAL ACCOUNTS. A capital account shall be established and maintained for each Member. Each Member’s capital account (a) shall be increased by (i) the amount of money contributed by that Member to the Company,(ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg.§ l.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. § 1.704-1(b)(4)(i), and (b) shall bs decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. § 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b) (iii) above and loss or deduction described in Treas. Reg. § l.704-1(b)(4)(i) or § 1.704-1(b)(4)(iii). The Members’ capital accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg. § 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. § 1.704-1(b)(2)(iv) and 1.704-l(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas, Reg. § 1.704-1(b)(2)(iv)(g). A Member that has more than one Membership Interest shall have a single capital account that rellects all its Membership Interests, regardless of the class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership Interests were acquired. On the transfer of all or part of a Membership Interest, the capital account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee Member in accordance with the provisions of Treas. Reg.§ 1.704-1(b)(2)(iv)(1).
ARTICLE V
ALLOCATIONS AND DISTRIBUTIONS
     5.01 ALLOCATIONS.
     A. Profits. Except as may be required by section 704(c) of the Code and Treas. Reg. § 1.704-1(b)(2)(iv)(f)(4), after giving effect to the special allocations set forth in Sections 5.01.G. and 5.01.H. hereof, Profits for any fiscal year shall be allocated to the Members in the ratio of their Sharing Ratios.
     B. Losses. Except as may be required by section 704(c) of the Code aad Treas. Reg. § 1.704-1(b)(2)(iv)(f)(4), after giving effect to the special allocations set forth in Sections 5.01.G. and 5.01.H., Losses for any fiscal year shall be allocated to each Member in the ratio of their Sharing Ratios.
     C. Notwithstanding any other provision of this Section, if any property is contributed to the Company as a Capital Contribution, the Managers shall have the authority to make such allocations of Company income, gains, losses and deductions and such adjustments to the Capital Accounts of the Members that It, in its sole discretion, deems necessary or appropriate to comply, to the extent possible, with the provisions of Section 704(c) of the Code with respect to such contributed property.
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     D. All items of income, gain, loss, deduction, and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transfree based on the portion of the calendar year during which each was recognized as owning that Membership Interest without regard to the results of Company oprations during any particular portion of that calender year and withuot regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under section 706 of the Code and the regulations thereunder.
     E. For purposes of computing and maintaining Capital Accounts, each item of Capital Account Deduction shall be allocated to the Members in the same proportions as the cost giving rise to such Capital Account Deduction was charged to the Members and each item of Capital Account Gross Income shall be allocated to the Members in the same proportions as the revenue giving rise to such Capital Account Gross Income was credited to the Members.
     F. If an Interest in the Company is considered to have been transferred during any taxable year of the Company, unless otherwise required by law, all amounts attributable to such interest for such taxable year shall be divided and allocated proportionately to the transferor and the transfree based upon the number of days during such taxable year for which each party was the owner of such interest. Notwithstanding any provisions above to the contrary, all items (for purposes of computing and maintaining Capital Accounts and for federal income tax purposes) resulting from a disposition of all or substantially all the assets of the Company shall be allocated solely to the persons owning interests in the Company as of the date such disposition occurs.
     G. The following special allocations shall be made in the following order:
          (1) Minimum Gain Chargeback. Notwithstanding any other provision of this Article V, If there is a net decrease in Partnership Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, such Member’s share of the net decrease in Partnership Minimum Gain during such year determined in accordance with Treasury Regulation Section l.704-2(g)(2).The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(g)(2).
          (2) Member Minimum Gain Chargeback. If there is a net decrease in the Partner Nonrecourse Debt Minimum Gain during any Company fiscal year, each Member with a share of such Partner Nonrecourse. Debt Minimum Gain (determined pursuant to the rules set forth in Treasury Regulation Section l.704-2(b)(i)(5)) shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in, an amount equal to such Member’s share of the net descrease in the Partner Nonrecourse Debt Minimum Gain during such year, determined in accordance with Treasury Regulation Section 1.704-2(i)(5).
          (3) Qualified Income Offset. In the event a Member unexpectedly receives any adjustment, allocation, or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), which results in such Member having an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 5.01 G.3 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.01. G.3 were not in this Agreement.
          (4) Gross Income Allocation. In the event the Member has a deficit Capital Account at the end of any partnership fiscal year that is in excess of the sum of (i) the amount the Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount the Member is
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deemed to be obligated to restore pursuant to the penultimate sentence of Regulations Section 1.704-1(b)(4)(iv)(f), and (iii) the amount the Member would be deemed obligated to restore if Member Loan Nonrecourse Deductions were treated as Nonrecourse Deductions, the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.01.G.4 shall be made only if and to the extent that the Member would have a deficit. Capital Account in excess of such sum after all other allocations, provided for in this Article V have been tentatively made as if Section 5.01.E.3 hereof and this Section 5.01.G.4 were not in this Agreement.
          (5) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Member who bears the risk of loss with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i), and any successor regulation.
     H. The special allocations set forth in Section 5.01.G. hereof (the “Regulatory Allocations”)are intended to comply with certain requirements of Treasury Regulation Section 1.704-1(b). Notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other Profits, Losses, and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.
     I. The provisions of this Article have been prepared in such a manner that certain circumstances deemed unlikely to arise (e.g., incurring of nonrecourse indebtedness by the Company or the subsequent contribution of money or property to the Company by a new Member in consideration for an interest in the Company) have not been dealt with in terms of Capital Account adjustment and allocation provisions, Should such unlikely circumstances nevertheless exist, the Managers are hereby authorized to amend or supplement this Agreement, in a manner that is consistent with the existing provisions of this Agreement (to the extent reasonably possible) and the Code and regulations thereunder, to deal with such circumstances.
     5.02 DISTRIBUTIONS.
     A. From time to time the Managers may determine in their sole and exclusive judgement to what extent (if any) the Company’s cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquistions, and a reasonable contingency reserve. If such an excess exists, the Managers may cause the Company to distribute to the Members, in accordance with their Sharing Ratios, an amount in cash equal to that excess or such other lesser amount as the Managers in their sole discretion deem appropriate.
     B. From time to time the Managers also may cause property of the Company other than cash to be distributed to the Members, which distribution must be made in accordance with their Sharing Ratios and may be made subject to existing liabilities and obligations. Immediately prior to such a distribution, the capital accounts of the Members shall be adjusted as provided in Treas. Reg. § 1.704-1(b)(2)(iv)(f).
     C. Notwithstanding anything to the contrary in 5.02A, and 5.02B. above, if the Managers so elect, distributions of profits, losses, or return of capital may be withheld to accomplish the purposes of the Company as may be established from time to time.
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ARTICLE VI
MANAGERS
     6.01 MANAGEMENT BY MANAGERS.
     A. Expect for situations in which the approval of the Members is required by these Regulations or by non-waivable provisions of applicable law, and subject to the provisions of Section 6.02, (1) the powers of the Company shall be excercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers; and (ii) the Managers may make all decisions and take all actions for the Company not otherwise provided for in these Regulations, including, without limitation, the following:
          (1) entering into, making, and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;
          (2) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;
          (3) maintaining the assets of the Company in good order;
          (4) collecting sums due the Company;
          (5) to-the extent that Funds of the Company are available therefor, paying debts and obligations of the Company;
          (6) acquiring, utilizing for Company purposes, and Disposing of any asset of the Company;
          (7) borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;
          (8) selecting. removing, and changing the authority and responsibility of lawyers, accountants, and other advisers and consultants;
          (9) obtaining insurance for the Company; and
          (10) determining distributions of Company cash and other property as provided in Section 5.02.
     B. Notwithstanding the provisions of Section 6.01(a), the Managers may not cause the Company to do any of the following without complying with the applicable requirements set forth below:
          (1) sell, lease, exchange or otherwise dispose of (other than by way of a pledge, mortgage,deed of trust or trust indenture) all or substantially all the Company’s property and assets (with or without good will), other than in the usual and regular course of the Company’s business, without complying with the applicable procedures set forth in the Act and the TBCA, including, without limitation, the requirement in article 5.10 of the TBCA regarding approval by the Members (unless such provision is rendered inapplicable by another provision of applicable law);
          (2) be a party to (i) a merger, or (ii) an exchange or acquisition of the type described in article 5.02 of the TBCA, without complying with the applicable procedures set forth in the Act and the TBCA, including, without limitation, the requirement in article 5.03 of the TBCA regarding approval by the Members
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(unless such provision is rendered inapplicable by another provision of applicable law); and
          (3) amend or restate the Articles, without complying with the applicable procedures set forth in the Act and the TBCA, including, without limitation, the requirement in article 4.02 of the TBCA regarding approval by the Members ( unless such provision is rendered inapplicable by another provision of applicable law).
     6.02 ACTIONS BY MANAGERS; COMMITTEES; DELEGATION OF AUTHORITY AND DUTIES.
     A. In managing the business and affairs of the Company and exercising its powers, the Managers shall act (i) collectively through meetings and written consents consistent as may be provided or limited in other provisions of these Regulations;(ii) through committees pursuant to Section 6.02(b); and (iii) through Managers to whom authority and duties have been delegated pursuant to Section 6.02(c).
     B. The Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more Managers. Any such committee, to the extent provided in such resolution or in the Articles or these Regulations, shall have and may exercise all of the authority of the Managers, subject to the limitations set forth in the Act and the TBCA. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Managers may dissolve any committee at any time, unless otherwise provided in the Articles of these Regulations.
     C. The Managers may, from time to time, designate one or more Persons to be officers of the Company. No officer need be a resident of the State of Texas, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular officers. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under the TBCA, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the Managers, or (ii) any delegation of authority and duties made to one or more Managers pursuant to Section 6.02 A. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officer and agents of the Company shall be fixed from time to time by the Managers.
          Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Managers.
     D. Any Person dealing with the Company, other than a Member, may rely on the authority of any Manager or officer in taking any action in the name of the Company without inquiry into the provisions of these Regulations or compliance herewith, regardless of whether that section actually is taken in accordance with the provisions of these Regulations.
     6.03 POWERS OF MANAGERS. Every Manager is an agent of this Company for the purpose of its business and the act of a Manager, including the execution in the name of the Company of any instrument for apparently carrying on in the usual way the business of this Company, binds the Company unless the Manager so acting otherwise lacks the authority to act for this Company and the person with whom the Manager is dealing has knowledge of the fact that the Manager has no such authority.
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     6.04 NUMBER; TERM OF OFFICE; QUALIFICATIONS. The number of Managers of the Company prior to the effective date hereof was two(2), and from and after the effective date hereof shall be determined from time to time by resolution of the Managers; provided that in no event shall the number of Managers be less than five(5). Except as otherwise provided in Section 6.05, Managers shall be elected each year at the annual meeting of the Members, or at a special meeting of the Members held in lieu of the annual meeting. Each Manager shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Managers of the Company shall either be Members or principal shareholders, associates or partners of a Member.
     6.05 CLASSIFICATION OF MANAGERS. At any time by affirmative vote of the Managers at an annual Managers’ meeting or by affirmative vote of the holders of a majority of Shares of Membership Interest at an annual Members’ meeting, these Regulations may provide that the Managers shall be divided into either two or three classes, each class to be as nearly equal in number as possible, the terms of office of Managers of the first class to expire at the first annual meeting of Members after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class, if any, to expire at the third annual meeting after their election. If this classification of Managers is implemented, (1) the whole number of Managers of this Company need not be elected annually, and (2) at each annual meeting after such classification, the number of Managers equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting, if there be two classes, or until the third succeeding annual meeting, if there be three classes.
     6.06 REMOVAL. Any and all Managers may be removed, either for or without cause, at any special meeting of Members by the affirmative vote of a majority of the Shares of Membership Interests. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the membership interest represented at such meeting and entitled to vote for the election of Managers.
     6.07 RESIGNATIONS. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the President or Chairman. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
     6.08 VACANCIES. Any vacancy occurring in the Managers may be filled by the affirmative vote of a majority of the remaining Managers, though less than a quorum of the Managers. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Manager position to be filled by reason of an increase in the number of Managers shall be filled by election at an annual meeting or at a special meeting of Members duly called and held for that purpose.
     6.09 PLACE AND MANNER OF MEETINGS. Meetings of the Managers, regular or special, may be held either within or without the State of Texas, Managers may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     6.10 FIRST MEETINGS. The first meeting of the newly elected Managers shall be held without further notice immediately following the annual meeting of Members, and at the same place, unless by unanimous consent of the Managers then elected and serving, such time or place shall be changed.
     6.11 REGULAR MEETING OF MANAGERS. A regular meeting of the Managers may be held at such time as shall be determined from time to time by resolution of the Managers.
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     6.12 SPECIAL MEETING OF MANAGERS. The Secretary shall call a special meeting of the Managers whenever requested to do so by the President or by any two Managers. Such special meeting shall be hold at the time specified in the notice of meeting. Except as otherwise expressly provided by statute, or by the Articles, or by these Regulations, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.
     6.13 NOTICE OF MANAGERS, MEETINGS. All meetings of the Managers (annual, regular or special) shall be held upon five (5) days, written notice stating the date, place and hour of meeting delivered to each Manager either personally or by mail or at the direction of the President or the Secretary or the officer or person calling the meeting.
          In any case where all of the Managers execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Texas) specified in the waiver of notice. Attendance of Managers at any meeting shall constitute a waiver of notice of such meeting, except where the Managers attend a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
          Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.
     6.14 ACTION WITHOUT MEETING. Any action required by statute to be taken at a meeting of the Managers, or any action which may be taken at a meeting of the Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Managers. Such consent shall have the same force and effect as a unanimous vote at a meeting.
     6.15 QUORUM; MAJORITY VOTE. At all meetings of the Managers a majority of the number of Managers fixed by these Regulations shall constitute a quorum for the transaction of business. The act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Managers unless the act of a greater number is required by statute, by the Articles or by these Regulations. If a quorum shall not be present at any meeting of the Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
     6.16 APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY MEMBERS. Except in cases where the Act, the Articles or these Regulations provide for the affirmative vote of a higher proportion of the Members, the Managers in their discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by holders of a majority of the then outstanding Shares of Membership Interest shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.
     6.17 INTERESTED MANAGERS, OFFICERS AND MEMBERS.
     A. INTERESTED MANAGERS. No contract or transaction between this Company and one or more of its Managers or officers, or between this Company and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its Managers or officers are managers or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the Manager or officer is present at or participates in the meeting of Managers or of a committee of Managers which authorizes the contract or transaction, or solely because such Manager’s or Managers, votes are counted for such purpose, if:
          (1) The material facts as to the relationship or interest and as to the contract or transaction
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are disclosed or are known to the Managers or the committee, and the Managers or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Managers, even though the disinterested Managers be less than a quorum; or
          (2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members; or
          (3) The contract or transaction is fair as to this Company as of the time it is authorized, approved, or ratified by the Managers, a committee thereof, or the Members.
     B. Common or interested managers may be counted in determining the presence of a quorum at a meeting of the managers or of a committee which authorizes the contract or transaction.
     C. NON-EXCLUSIVE. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.
     6.18 COMPENSATION. By resolution of the Managers, the Managers may be paid their expenses, if any, of attendance at each meeting of the Managers and may be paid a fixed sum for attendance at each meeting of the Managers or a stated salary as Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor, Members of any special or standing committees may, by resolution of the Managers, be allowed like compensation for attending committee meetings.
     6.19 PROCEDURE. The Managers shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Company.
ARTICLE VII
OFFICERS
     7.01 PRINCIPAL OFFICERS. Officers of the Company may be chosen by the Managers, and if so chosen shall include a President and a Secretary and may include one or more Vice Presidents, a Treasurer and such number of Assistant Secretaries and Assistant Treasurers as the Managers may from time to time determine or elect. Any person may hold two or more offices at the same time.
     7.02 ADDITIONAL OFFICERS. The Managers may appoint such other officers and agents as it shall deem necessary.
     7.03 TERMS OF OFFICERS. Each officer shall hold his office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
     7.04 SALARIES. The salaries or other compensation of the officers and agents of the Company shall be fixed from time to time by the Managers.
     7.05 REMOVAL. Any officer or agent or member of any committee elected or appointed by the Managers may be removed by the Managers whensoever in their judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of any committee shall not of itself create contract rights.
     7.06 VACANCIES. A vacancy in the office of any officer may be filled by the vote of a majority of the Managers then in office.
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     7.07 POWERS AND DUTIES OF OFFICERS. The officers so chosen shall perform the duties and exercise the powers expressly conferred or provided for in these Regulations as well as the usual duties and powers incident to such office, respectively, and such other duties and powers as may be assigned to them by the Managers or by the President.
     7.08 PRESIDENT. The President, subject to the control of the Managers, shall be the Chief Executive Officer, and he shall have general executive charge, management and control of the affairs, properties and operations of the Company in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, properties and operations as may be reasonable incident to such responsibilities; he may appoint or employ and discharge employees and agents of the Company and fix their compensation; he may make, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases, and receipts, and any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures, notes, other evidences of indebtedness and any and all other obligations and encumbrances and any and all other instruments, documents, and papers, of any kind or character for and on behalf of and in the name of the Company; and with the Secretary or an Assistant Secretary, he may sign all certificates for shares of membership interests of the Company; and he shall do and perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him by the Managers.
     7.09 VICE PRESIDENTS. In the absence of the President or in the event of his disability or refusal to act, the Vice President, (or in the event there be more than one Vice President the Executive Vice President, if any, and then any other Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the President. Any Vice president shall perform such other duties as may be assigned to him by the President or by the Managers. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.
     7.10 TREASURER. The Treasurer shall have custody of all funds and securities of the Company which come into his hands. When necessary or proper, he may endorse on behalf of the Company, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Company in such banks or depositories as shall be selected or designated by or in the manner prescribed by the Managers. He may sign all receipts and vouchers for payments made to the Company, either alone or jointly with such officer as may be designated by the Managers. Whenever required by the Managers he shall render a statement of his cash account. He shall enter or cause to be entered, punctually and regularly, on the books of the Company to be kept by him or under his supervision or direction for that purpose, full and accurate accounts of all moneys received and paid out by, for or on account of the Company. He shall at all reasonable times exhibit his books and accounts and other financial records to any director of the Company during business hours. He shall have such other powers and duties as may be conferred upon or assigned to him by the Managers. The Treasurer shall perform all acts incident to the position of Treasurer subject always to the control of the Chief Executive Officer and the Managers. He shall, if required by the Managers, give such bond for the faithful discharge of his duties in such form and amount as the Managers may require.
     7.11 ASSISTANT TREASURERS. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be conferred upon or assigned to him by the Managers. The Assistant Treasurers shall have and exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.
     7.12 SECRETARY. The Secretary (1) shall keep the minutes of all meetings of the Managers and the minutes of all meetings, of the shareholders, in books provided for that purpose (2) shall attend to the giving and serving of all notices, (3) may sign with the President or Vice President in the name of the Company and/or attest the signature of either to, all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description whatsoever, of or executed for
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or on behalf of the Company and affix the seal of the Company thereto, (4) may sign with the President or a Vice President all certificates, for shares of membership interests of the Company and affix the corporate seal of the Company thereto, (5) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the stock certificate books, share transfer records and such other books and papers as the Managers may authorize, direct or provide for, all of which shall at all reasonable times be open to the inspection of any director, upon request, at the office of the Company during business hours, (6) shall in general perform all of the duties incident to the office of Secretary, subject to the control of the President and the Managers, and (7) shall have such other powers and duties as may be conferred upon or assigned to him by the Managers.
     7.13 ASSISTANT SECRETARIES. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be conferred upon or assigned to him by the Managers or the Secretary. The Assistant Secretaries shall have and exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.
     7.14 SECURITIES OF OTHER COMPANIES. The President or any Vice President or the Secretary or the Treasurer of the Company shall have power and authority to transfer, enforce for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to make, execute and deliver any waiver, proxy or consent with respect to any such securities and otherwise to exercise any and all rights, and powers which the Company may possess by reason of its ownership of securities in such other company, including the exercise of any voting rights.
ARTICLE VIII
INDEMNIFICATION
     8.01 DEFINITIONS. For purposes of this Article VII:
     A. “Limited Liability Company” includes any domestic or foreign predecessor entity of the Company in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Company by operation of law and in any other transaction in which the Company assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article.
     B. (1) If management of the Company is reserved to its members in the articles of organization, the term “manager” shall also mean any member acting as an agent or in any other capacity on behalf of the Company.
          (2) “Manager” means any person who is or was a Manager of the Company and any person who, while a Manager of the Company, is or was serving at the request of the Company as a Manager, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.
     C. “Expenses” include court costs and attorneys’ fees.
     D. “Official capacity” means:
          (1) when sued with respect to a Manager, the office of Manager in the Company; and
          (2) when used with respect to a person other than a Manager, the elective or appointive office in the Company held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Company; provided, however, that in each case described in paragraphs (1) and (2) of this Subsection D., “official capacity” does not include service for any other foreign or domestic Limited Liability Company, corporation, or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or
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other enterprise.
     E. “Proceeding means any threatened, pending, or completed actions, suit, or proceeding whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, or proceeding.
     8.02 STANDARD FOR INDEMNIFICATION. The Company shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a Manager of the Company only if it is determined in accordance with this Article that the person:
     A. conducted himself in good faith;
     B. reasonably believed:
          (1) in the case of conduct in his official capacity as a Manager of the Company, that his conduct was in the Company’s best interests; and
          (2) in all other cases, that his conduct was at least not opposed to the Company’s best interests; and
     C. in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.
     8.03 PROHIBITED INDEMNIFICATION. Except to the extent permitted by this Article, a Manager may not be indemnified under any section of this Article in respect of a proceeding:
     A. in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity; or
     B. in which the person is found liable to the Company.
     8.04 EFFECT OF TERMINATION OF PROCEEDING. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in any section of this Article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.
     8.05 EXTENT OF INDEMNIFICATION. A person shall be indemnified under this Article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall:
     A. be limited to reasonable expenses actually incurred, and
     B. not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of such person’s duty to the Company.
     8.06 DETERMINATION OF INDEMNIFICATION. A determination of indemnification under any section of this Article must be made:
     A. by a majority vote of a quorum consisting of Managers who at the time of the vote are not named defendants or respondents in the proceeding;
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     B. if such a quorum cannot be obtained, by a majority vote of a committee of the Managers, designated to act in the matter by a majority vote of all Managers, consisting solely of two or more Managers who at the time of the vote are not named defendants or respondents in the proceeding;
     C. by a special legal counsel selected by the Managers or a committee of the Managers by vote as set forth in Subsection (A) and (B) of this Section, or if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Managers; or
     D. by the Members in a vote that excludes the membership interest held by Managers who are named defendants or respondents in the proceeding.
     8.07 AUTHORIZATION OF INDEMNIFICATION. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that (i) if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by the foregoing section for the selection of special legal counsel, and (ii) the provision of this Article making indemnification mandatory in certain cases specified herein shall be deemed to constitute authorization in the manner specified by this Section of indemnification in such cases.
     8.08 SUCCESSFUL DEFENSE OF PROCEEDINGS. Except as provided otherwise by law or by these Regulations, the Company shall indemnify a Manager against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a Manager if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.
     8.09 COURT ORDER IN SUIT FOR INPEMNIFICATION. If, in a suit for indemnification required by the foregoing Section, a court of competent jurisdiction determines that the Manager is entitled to indemnification under that section, the court shall order indemnification and shall award to the Manager the expenses incurred in securing the indemnification.
     8.10 COURT DETERMINATION OF INDEMNIFICATION. If, upon application of a Manager, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the Manager is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in any Section of this Article or has been found liable in the circumstances described in any Section of this Article, the court may order the indemnification that the court determines is proper and equitable; but, if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.
     8.11 ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by a Manager who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the proceeding, without the authorization or determination specified in this Article, after the Company receives a written affirmation by the Manager of his good faith belief that he has met the standard of conduct necessary for indemnificaiton under this Article and a written undertaking, which must be an unlimited general obligation of the Manager (and can be accepted without reference to financial ability to make repayment) but need not be secured, made by or on behalf of the Manager to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the Manager against expenses incurred by him in connection with that proceeding is prohibited by this Article. A provision contained in the Articles, these Regulations, a resolution of Members or Managers, or an agreement that makes mandatory the payment or reimbursement permitted under this Section shall be deemed to constitute authorization of that payment or reimbursement.
     8.12 EXPENSES OF WITNESS. Notwithstanding any other provision of this Article, the Company may pay or reimburse expenses incurred by a Manager in connection with his appearance as a witness or other
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participation in a proceeding at a time when be is not a named defendant or respondent in the proceeding, given that such appearance or participation occurs by reason of his being or having been a Manager of the Company.
     8.13 INDEMNIFICATION OFFICERS. The Company shall indemnify and advance reimburse expenses to a person who is or was an officer of the Company to the same extent that it shall indemnify and advance or reimburse expenses to Managers under this Article.
     8.14 INDEMNIFICATION OF OTHER PERSONS. The Company may indemnify and advance expenses to any person who is not or was not an officer, employee, or agent of the Company but who is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the same extent that it shall indemnify and advance expenses to Managers under this Article.
     8.15 ADVANCEMENT OF EXPENSES TO OFFICERS AND OTHERS. The Company shall indemnify and advance expenses to an officer, and may indemnify and advance expenses to an employee or agent of the Company, or other person who is identified in the foregoing Section and who is not a Manager, to such further extent as such person may be entitled by law, agreement, vote of Members or otherwise.
     8.16 CONTINUATION OF INDEMNIFICATION. The indemnification and advance payments provided by this Article shall continue as to a person who has ceased to hold his position as a Manager, officer, employee or agent, or other person described in any section of this Article, and shall inure to his heirs, executors and administrators.
     8.17 LIABILITY INSURANCE. The Company may purchase and maintain insurance or another arrangement on behalf of any person who is or was a Manager, officer, employee, or agent of the Company or who is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability under this Article. If the insurance or other arrangemeat is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the Members of the Company. Without limiting the power of the Company to procure or maintain any kind of insurance or other arrangement, the Company may, for the benefit of persons indemnified by the Company, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Company or with any insurer or other person deemed appropriate by the Managers regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Company. In the absence of fraud, the judgment of the Managers as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be avoidable and shall not subject the Managers approving the insurance or arrangement to liability, on any ground, regardless of whether Managers participating in the approval are beneficlaries of the insurance or arrangement.
     8.18 REPORT TO MEMBERS. Any indemnification of or advance of expenses to a Manager in accordance with this Article shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members’ meeting or with or before the next submission to Members of a consent to action without a meeting pursuant to Section A, Article 9.10, of the TBCA and as authorized by the Act and, in any
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case, within the twelve-month period immediately following the date of the indemnification or advance.
     8.19 SERVICE TO EMPLOYEE BENEFIT PLAN. For purposes of this Article the Company is deemed to have requested a Manager to serve an employee benefit plan whenever the performance by him of his duties to the Company also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Manager with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Company.
ARTICLE IX
CERTIFICATES AND MEMBERS
     9.01 CERTIFICATES. Certificates in the form determined by the Managers shall be delivered to the Members representing all Shares of Membership Interest to which Members are entitled. Such certificates shall be consecutively numbered, and shall be entered in the books of the Company as they are issued. Each certificate shall state on the face thereof the holder’s name, the class of membership, the Shares of Membership Interest, and such other matters as may be required by the laws of the State of Texas. They shall be signed by a manager or officer of the Company, and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of such officer upon the certificates may be facsimile.
     9.02 CERTIFlCATE LEGEND. A legend shall be placed on each Share certificate and other document evidencing the membership interests of the Company, including without limitation, the following:
The securities represented by this document have not been registered under any securities laws and the transferability of the Securities therefore is restricted. The Securities may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having an interest in such Securities by the issuer for any purpose, unless (i) a registration statement under the Securities Act of 1933, as amended, with respect to such Securities shall then be in effect and such transfer has been qualified under applicable state securities laws, or (ii) the availability of an exemption from registration and qualification shall be established to the satisfaction of counsel for the Partnership.

The Securities represented by this document are subject to further restriction as to sale, transferability, or assignment as set forth in the Company formation and organization documents. Said restrictions provide, among other things, that (a) the Securities represent part of a non-detachable Unit, each comprised of one (1) LLC Share of WHASA, L.C. and one (1) limited partnership interest in Houston Ambulatory Surgical Associates, L.P., all of which must be maintained as a bundled Unit, which may not be detached or transferred separately, and (b) no vendee, transferee, or assignee of a Security shall become a substituted member or partner unless such transferee: (i) is a credentialed physician licensed and in good standing to practice medicine in the State of Texas, (ii) is a resident of Texas, (iii) who maintains a surgical practice primarily in Harris County, Texas, (iv) who is reasonably able to refer patients and perform surgery on such patients at the Surgery Center, (v) is granted “staff privileges” at the Surgery Center upon becoming and during the tenure of his or her ownership of Shares of Membership Interest, and (vi) is consented to as required by the company formation and organization documents. The Securities represented by this document are further subject to a voting rights agreement contained in the Regulations of the Company under which managers of the Company are elected. The Company maintains copies of all such documents at its principal office for inspection by its members end partners during regular business hours.
Regulations of WHASA, L.C.

     9.03 REPLACEMENT OF LOST OR DESTROYED CERTIFICATE. The Managers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the holder of record thereof, or his duly authorized attorney or legal representative who is claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Managers in their discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require or to give the Company a bond with surety and in form satisfactory to the Company (which bond shall also name the Company’s transfer agents and registrars, if any, as obligees) in such sum as it may direct as indemnity against any claim that may be made against the Company or other obligees with respect to the certificate alleged to have been lost or destroyed, or to both advertise and also give such bond.
     9.04 TRANSFER OF MEMBERSHIP INTEREST. Upon surrender to the Company or the transfer agent of the Company of a certificate for Shares of Membership Interest duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, provided such transaction complies in all respects with and satisfies all other provisions of the Act and these Regulations.
     9.05 REGISTERED MEMBERS. The Company shall be entitled to treat the holder of record of any certificate or certificate of Membership Interest of the Company as the owner thereof for all purposes and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such Membership Interest or any rights deriving from such Membership Interest on the part of any other person, including, (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes a Member, whether or not the Company shall have either actual or constructive notice of the interest of such person, except as otherwise provided by law.
ARTICLE X
TAXES
     10.01 TAX RETURNS. The tax matters partner, as defined in Section 10.03, shall cause to be prepared and filed any necessary federal and state income tax returns for the Company, including making the elections described in Section 10.02. Each Member shall furnish to the tax matters partner all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s income tax returns to be prepared and filed.
     10.02 TAX ELECTIONS. The Company shall make the following elections on the appropriate tax returns:
     A. to adopt the calendar year as the Company’s fiscal year;
     B. to adopt the cash method of accounting and to keep the Company’s books and records on the income-tax method;
     C. if a distribution of Company property as described in section 734 of the Code occurs or if a transfer of a Membership interest as described in section 743 of the Code occurs, on written request of any Member, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties;
     D. to elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company under Section 195 of the Code ratably over a period of 60 months as permitted by section 709(b) of the Code; and
Reculations of WHASA, L.C.

          E. any other election the Managers may deem appropriate and in the best interests of the Members.
Neither the Company nor any Manager or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter I of subtitle A of the Code or any similar provisions of applicable state law, and no provision of these Regulations shall be construed to sanction or approve such an election.
     10.03 TAX MATTERS PARTNER. A majority of the Managers who are Members shall designate one Manager that is a Member to be the “tax matters partner” of the Company pursuant to section 6231(a)(7) of the Code. Any Member who is designated “tax matters partner” shall take such action as may be necessary to cause each other Member to become a “notice partner” within the meaning of section 6223 of the Code. Any Member who is designated “tax matters partner” shall inform each other Member of all significant matters that may come to its attention in its capacity as “tax matters partner” by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Any Member who is designated “tax matters partner” may not take any action contemplated by sections 6222 through 6232 of the Code without the consent of a Required Interest, but this sentence does not authorize such Member (or any other Member) to take any action left to the determination of an individual Member under sections 6222 through 6232 of the Code.
ARTICLE XI
NOTICE
     11.01 METHOD. Whenever by statute or the Articles or these Regulations, notice is required to be given to any Member or Manager, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, postage prepaid, addressed to the Manager or Member at the address appearing on the books of the Company, or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails. Notice to Managers or Members may also be given by telegram, with such notice being deemed to have been given when the telegram is delivered to the telegraph company.
     11.02. WAIVER. Whenever, by statute or the Articles or these Regulations, notice is required to be given to any Member of Manager, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Manager or Member at a meeting shall constitute a waiver of notice of such meeting except where a Manager or Member attends for the express purpose of objecting and does object to the transaction of any business on the grounds that the meeting is not lawfully called or convened.
ARTICLE XII
BANKRUPTCY OF A MEMBER
          Subject to Section 12.01 C., if any Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Managers to the Bankrupt Member (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and on the exercise of this option the Bankrupt Member or its representative shall sell, its Membership Interest. The purchase price shall be an amount equal to the fair market value thereof determined by agreement by the Bankrupt Member (or its representative) and the Managers; however, if those Persons do not agree on the fair market value on or before the 30th day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in that notice. If the Person receiving that notice objects on or before the tenth day following receipt to the independent appraiser designated in that notice, and those Persons otherwise fail to agree on an
Regulations of WHASA, L.C.

independent appraiser, either such Person may petition the United States District Judge for the District of Division) then senior in service to designate an independent appraiser. The determination of the independent appraiser, however designated, is final and binding on all parties. The Bankrupt Member and the Company each shall pay one-half of the costs of the appraisal. The purchaser shall pay the fair market value as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the General Interest Rate) due on each of the first three anniversaries thereof. The payment to be made to the Bankrupt Member or its representative pursuant to this section is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) in and in respect of the Company, including without limitation, any Membership Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed pursuant to article 5.02(D) of the Act.
ARTICLE XIII
DISSOLUTION, LIQUIDATION, AND TERMINATION
     13.01 DISSOLUTION. The Company shall be dissolve and its affairs shall wound up on the first to occur of the following;
          A. the written consent of the holders of a Required Interest of the then outstanding Shares of Membership Interest;
          B. the expiration of the period fixed for the duration of the Company set forth in the Articles;
          C. any Member shall become a Bankrupt Member (with or without the consent of a Required Interest); provided, however, that if such dissolution event shall occur and there are at least two (2) other Member remaining the Company shall not be dissolved, and the business of the Company shall be continued, if remaining Members holding a majority of the profits and capital interests owned by remaining Members consent or agree to continue the business of the Company within ninety (90) days of the dare notice of such dissolution event is received by the Company; and
          D. entry of a decree of judicial dissolution of the Company under article 6.02 of the Act.
Except as provided in Section 13.01 C., the death, retirement, resignation, expulsion, bankruptcy, disqualification or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.
     13.02. LIQUIDATION AND TERMINATION. On dissolution of the Company, the Managers shall act as liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Managers. The steps to be accomplished by the liquidator are as follows:
          A. as promptly as possible after dissolution and again alter final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;
          B. the liquidator shall cause the notice described in article 6.05 A.(2) of the Act to be mailed to each known creditor of and claimant against the Company to the manner described in such article 6.05A.(2);
          C. the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and
Regulations of WHASA, L.C.

obligations of the Company (including, without limitation, all expenses incurred in liquidation and any advances described in Section 4.05) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and
     D. all remaining assets of the Company shall be distributed to the Members as Follows:
               (1) the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members;
               (2) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the capital accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the capital accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and
               (3) Company property shall be distributed among the Members in accordance with the positive capital account balances of the Members, as determined alter taking into account all capital account adjustments for the taxable year of the Company during which the liquidation of the partnership occurs (other than those made by reason of this clause (3)); and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).
All distributions in kind to the Members shall be made subject to the Liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 13.02. The distribution of cash or property to a Member in accordance with the provisions of this Section 13.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of article 5.02 D. of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
     13.03 DEFICIT CAPITAL ACCOUNTS. Notwithstanding anything to the contrary contained in these Regulations, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to these Regulations to all Members in proportion to their respective Sharing Ratios, upon dissolution of the Company such, deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s capital account to zero.
     3.04 ARTICLES OF DISSOLUTION. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Managers or authorized Member shall file Articles of Dissolution with the Secretary of State of Texas, cancel any other filings made pursuant to Section 2.05 hereof, and take such other actions as may be necessary to terminate the Company. An “authorized Member” will be a Member or Members appointed by the Managers.
ARTICLE XIV
GENERAL PROVISIONS
     14.01 BOOKS AND RECORDS.
          A. The Company shall maintain those books and records as provided by statute and as it may deem necessary or desirable. All books and records provided for by statute shall be open to inspection of the Members
Regulations of WHASA, L.C.

from time to time and to the extent expressly provided by statute, and not otherwise. The Managers, if any, may examine all such books and records at all reasonable times. The Company shall keep and maintain the following records in its principal office in the United States or make them available in that office within five days after the date of receipt ,of a. written request as may be specified in the Act:
               (1) a current list that states:
                    (a) the name and mailing address of each member;
                    (b) the percentage or other interest in the Company owned by each member; and
                    (c) if one or more classes or groups are established in or under the Articles or these Regulations, the names of the Members who are Members of each specified class or group;
               (2) copies of the federal, state, and local information or income tax returns for the Company’s six most recent tax years.
               (3) a copy of the Articles and these Regulations, all amendments or restatements, executed copies of any powers of attorney, and copies of any document that creates, in the manner provided by the Articles or these Regulations, classes or groups of members;
               (4) unless contained in the Articles or these Regulations, a written statement of:
                    (a) the amount of the cash contribution and a description and statement of the agreed value of any other contribution made by each member, and the amount of the cash contribution and a description and statement of the agreed value of any other contribution that the member has agreed to make in the future as an additional contribution;
                    (b) the times at which additional contributions are to be made or events requiring additional contributions to be made;
                    (c) events requiring the Company to be dissolved and its affairs wound up; and
                    (d) the date on which each member in the Company became a member; and
               (5) correct and complete books and records of account of the Company.
          B. The Company shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.
          C. The Company shall keep in its registered office in Texas and make available to Members on reasonable request the street address of its principal United States office in which the records required by this section are maintained or will be available.
          D. A member or an assignee of a membership interest, on written request stating the purpose, may examine and copy, in person or by the Member’s or assignee’s representative, at any reasonable time, for any proper purpose, and at the Member’s expense, records required to be kept under this section and other information regarding the business, affairs, and financial condition of the Company as is just and reasonable for the person to examine and copy.
          E. On the written request by any Member or an assignee of a membership interest made to the person and address designated in these Regulations, the Company shall provide to the requesting Member or assignee without charge true copies of:
Regulations of WHASA, L.C.

               (1) the Articles and these Regulations and all amendments or restatements; and
               (2) any of the tax returns described in the Act.
     14.02 ALTERNATIVE DISPUTE RESOLUTION. In the event of any conflict between or among Members, Managers, officers, agents or other Persons acting for or on behalf of the Company, arising out of or relating to any of the obligations, limitations, terms, conditions, requirements, enforcement or interpretation of these Regulations, such parties hereby agree to submit their claims: (a) first, to mediation before a neutral mediator, but if no satisfactory resolution is therein reached, then (b) to binding arbitration in accordance with the Commercial Arbitration Rules of the Judicial Arbitration and Mediation Service (or if not then in force the American Arbitration Association or similar rules) and shall be conducted pursuant to the Texas General Arbitration Act. All limitations and attorney-client privilege rates applicable to civil legal proceedings shall apply to any resolution conducted hereunder. To the maximum extent permitted by law, each party hereto knowingly, voluntarily and intentionally waives any right it may have to a trial be jury in respect of any litigation initiated by a Member directly or indirectly arising out of or involving these Regulations. All proceedings under this Section 14.02 shall be conducted in, and the parties hereto hereby consent to the jurisdiction of all mediation and arbitration proceedings conducted hereunder in, Harris County, Texas.
     14.03 AMENDMENT OR MODIFICATION. The powers to alter, amend, or repeal these Regulations or adopt new Regulations is vested in the Managers, subject to repeal or change by a Required Interest of the Members; provided, however, that (a) an amendment or modification reducing a Member’s Sharing Ratio or increasing its Commitment (other than to reflect changes otherwise provided by these Regulations) shall be effective only with that Member’s consent, (b) an amendment or modification reducing the required Sharing Ratio, Required Interest or other measure for any consent or vote in these Regulations is effective only with the consent or vote of Members having the Sharing Ratio, Required Interest or other measure theretofore required, and (c) no amendment to the definition of a “Required Interest” or to this Section 14.03 may be made except by action of a then Required Interest.
     14.04 CHECKS, NOTES, DRAFTS, ETC. Except as otherwise authorized by written consent of all the Managers, all checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Company shall be signed or endorsed by two (2) Managers or authorized officers. From time to time the Managers, at their sole discretion and election, may designate such number and persons from the Manager(s) or authorized officers as they deem appropriate who will thereupon be authorized to execute documents, bills, notes and checks under this section 14.04 on their behalf.
     14.05 HEADINGS. The headings used in these Regulations have been inserted for convenience only and do not constitute matter to be construed in interpretation.
     14.06 CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Regulations shall be invalid or inoperative, then, so far as is reasonable and possible:
          A. The remainder of these Regulations shall be considered valid and operative; and
          B. Effect shall be given to the intent manifested by the portion held invalid or inoperative.
     14.07 ENTIRE AGREEMENT; SUPERSEDURE. These Regulations constitute the entire agreement of the Members and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.
     14.08 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same
Regulations of WHASA, L.C.

or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.
     14.09 BINDING EFFECT. Subject to the restrictions on Dispositions set forth in these Regulations, these Regulations are binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.
     14.10 GOVERNING LAW; SEVERABILITY. THESE REGULATIONS ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of these Regulations and (a) any provision of the Articles, or (b) any mandatory provision of the Act or (to the extent such statutes are incorporated into the Act) the TBCA or the Texas Miscellaneous Corporation Laws Act, the application provision of the Articles, the Act, the TBCA or the Texas Miscellaneous Corporation Laws Act shall control. If any provision of these Regulations or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of these Regulations and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.
     14.11 FURTHER ASSURANCES. In connection with these Regulations and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of these Regulations and those transactions.
     14.12 NOTICE TO MEMBERS OF PROVISIONS OF THIS AGREEMENT. By executing these Regulations or any Agreement similar to Exhibit “B” hereto, each Member acknowledges that it has actual notice of (a) all of the provisions of these Regulations, including, without limitation, the restrictions on the transfer of Membership Interests set forth in Article III, and (b) all of the provisions of the Articles. Each Member hereby agrees that these Regulations constitute adequate notice of all such provisions, including, without limitation, any notice requirement under article 2.19(D) of the TBCA and Chapter 8 of the Texas Uniform Commercial Code, and each Member hereby waives any requirement that any further notice thereunder be given.
     14.13 COUNTERPARTS. These Regulations may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
     14.14 CONFLICTING PROVISIONS. To the extent that one or more provisions of these Regulations appear to be in conflict with one another, then the Managers shall have the right to choose which of the conflicting provisions are to be enforced. Wide latitude is given to the Managers in interpreting the provisions of these Regulations to accomplish the purposes and objectives of the Company, and the Managers may apply these Regulations in such a manner as to be in the best interest of the Company, in their sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members or Managers.
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[SIGNATURES NEXT PAGE]
Regulations of WHASA, L.C.

     The undersigned, being all the Initial Managers as specified in the Articles hereby certify that the foregoing Regulations were unanimously adopted by the Managers to be effective as of the earlier of closing under the Memorandum or April 30, 1995.
TO WITNESS WHICH we have hereunto affixed our signatures.

INITIAL MANAGERS:
/s/ Ron Rance
Ron Rance, M.D.

/s/ Bernard Feldman
Bernard Feldman, M.D.

Regulations of WHASA, L.C.

Appointment of Manager of WHASA, L.C.
          RESOLVED FURTHER, that Surginet, Inc. shall serve as the Manager of WHASA, L.C., to serve in accordance with the Regulations of WHASA, L.C. until its successor shall have been elected and shall have qualified or until his earlier resignation or removal.
Amendment to the Amended and Restated Regulations
          WHEREAS, pursuant to Section 14.03 of the Amended and Restated Regulations, dated as of April 30, 1995 (the “Regulations”), of WHASA, L.C., a Texas limited liability company, the Manager has the power to alter, amend, repeal or adopt new Regulations;
          RESOLVED FURTHER, that Section 3.01(C) of the Regulations be, and it hereby is, deleted.
          RESOLVED FURTHER, that the first sentence of Section 6.04 of the Regulations, be, and it hereby is, amended and restated in its entirety as follows:
          “The number of Managers shall be determined from time to time by resolution of the Member.”
          RESOLVED FURTHER, that Article IX of the Regulations, be, and it hereby is, deleted.
Loan Documents
          RESOLVED FURTHER, that in connection with the transactions contemplated by the Loan Documents, any Manager, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary (each an “Authorized Officer”) of the Company as the sole member of WHASA, L.C. be, and hereby is, authorized, in the name and on behalf of WHASA, L.C., to execute and deliver the Collateral Agreement and all of the other Loan Documents to which the Company is a party.
Approval of Guarantee and Collateral Agreement; Security Interests; Pledges
          WHEREAS, reference is made to that certain Credit Agreement (the “Credit Agreement”), dated as of the date hereof, among United Surgical Partners International, Inc. (“USPI”), USPI Holdings, Inc., Citibank, N.A. as Administrative Agent and Collateral Agent, Lehman Brothers Inc., as Syndication Agent, Bear Stearns Corporate Lending Inc., SunTrust Bank, and UBS Securities LLC, as Co-Documentation Agents, Citigroup Global Markets Inc. and Lehman Brothers Inc., as Joint Lead Arrangers and Joint Bookrunners, and Bear, Stearns & Co. Inc. and UBS Securities LLC, as Joint Bookrunners, pursuant to which the Lenders will extend credit in the form of (a) Delayed Draw Term Loans from time to time during the Delayed

          IN WITNESS WHEREOF, the undersigned, being the Sole Manager and Sole Member WHASA, L.C., has executed this Consent.

SURGINET, INC.
/s/ William H. Wilcox
William H. Wilcox
President

DATED: April _, 2007
Member Consent